EXHIBIT 10(vv)

RELEASE AND SETTLEMENT AGREEMENT



This Release and Settlement Agreement ("Settlement
Agreement") is dated this 31st day of January, 2001 by and between Hasbro, Inc. ("Hasbro"), the Dial Corporation ("Dial") and Herbert M. Baum ("Baum").

WHEREAS, Baum and Hasbro entered into an Employment
Agreement dated January 5, 1999 (the "Employment Agreement");

WHEREAS, Baum was employed by Hasbro commencing January 5,
1999 until he resigned from Hasbro on or about August 5, 1999 and accepted a position as Chief Executive Officer with Dial;

WHEREAS, a dispute arose between Hasbro, Dial and Baum with respect to a certain payment by Hasbro to Baum pursuant to
Section 6.3 of the Employment Agreement; and

WHEREAS, the parties hereto desire to resolve all disputes arising between themselves including, but not limited to, all disputes relating to the Employment Agreement, the employment relationship between Baum and Hasbro and the offer of employment made to Baum by Dial;

NOW, THEREFORE, in consideration of the promises and conditions set forth herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. In exchange for (i) a payment to Baum by Hasbro in the amount of Seven Hundred Fifty Thousand Dollars ($750,000), which payment shall be made eight (8) days after receipt by Hasbro of this fully executed Settlement Agreement, provided that Baum does not revoke his acceptance of this Settlement Agreement within the seven day revocation period, and (ii) Hasbro's forbearance of asserting claims against Baum, Baum hereby fully, forever, irrevocably and unconditionally releases, remises and discharges Hasbro and its subsidiaries and affiliates and each of their current or former officers, directors, stockholders, attorneys, agents, or employees (collectively, the "Hasbro Released Parties") from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities and expenses (including attorneys' fees and costs), of every kind and nature, known or unknown, which he ever had or now has against the Hasbro Released Parties including, but not limited to, all claims arising out of Baum's employment with or separation from Hasbro, the Employment Agreement, all claims and damages relating to race, sex, national origin, handicap, religious, sexual orientation, benefits and age discrimination, all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 2000 et. seq., the Age Discrimination in Employment Act, 29 U.S.C. Section 621 et. seq., the Employee Retirement Income Security Act of 1974, 29 U.S.C. Section 1001, et. seq., and the Americans with Disabilities Act, 42 U.S.C. Section 12101 et. seq., and similar state or local statutes including but not limited to the R.I. Fair Employment Practices Act, R.I., Gen. Laws Section 28-5-1, et. seq., all wrongful discharge claims, all common law claims including, but not limited to, actions in tort, defamation, breach of contract and any claims under any other federal, state or local statutes or ordinances not expressly referenced above. Notwithstanding the foregoing, in no event shall Baum be deemed by this Paragraph 1 to have released any rights to indemnification or contribution as provided by law or to any protection provided to Baum under Hasbro's directors' and officers' liability insurance policies. In addition, a deferred compensation payment of Seven Hundred Thirteen Thousand One Hundred Thirty Six Dollars and Twenty Five Cents ($713,136.25) was made to Baum on January 19, 2001 pursuant to the Hasbro Deferred Compensation Plan and a pension payment of Four Hundred Eighty One Thousand Four Hundred Twenty Six Dollars and Eleven Cents ($481,426.11) will be paid to Baum in accordance with the Employment Agreement.

2. In exchange for Hasbro's forebearance of asserting claims against Dial and each of Dial's subsidiaries and affiliates and their current or former officers, directors, stockholders, attorneys, agents or employees (collectively, the "Dial Released Parties"), Dial hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Hasbro Released Parties from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities and expenses (including attorneys' fees and costs) of every kind and nature, known or unknown, which Dial has against the Hasbro Released Parties including, but not limited to, all claims arising out of Baum's employment with or separation from Hasbro, the Employment Agreement, and all common law claims including, but not limited to, actions in tort, defamation, and breach of contract and any claims under any other federal, state or local statutes or ordinances.

3. In exchange for Baum's forbearance of asserting certain claims against Hasbro, Hasbro hereby fully, forever, irrevocably and unconditionally releases, remises and discharges Baum from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities and expenses (including attorneys' fees and costs) of every kind and nature, known or unknown, which Hasbro has against Baum including, but not limited to, all claims arising out of Baum's employment with or separation from Hasbro, the Employment Agreement, Dial's offer of employment to Baum and all common law claims including, but not limited to, actions in tort, defamation, and breach of contract and any claims under any other federal, state or local statutes or ordinances.

4. In exchange for a payment to Hasbro by Dial in the amount of Three Hundred Seventy Five Thousand Dollars ($375,000) (the "Dial Payment"), which payment shall be wire transferred to Hasbro on the eighth (8th) day after receipt by Hasbro of this fully executed Settlement Agreement provided that Baum did not revoke his acceptance of the Settlement Agreement during the seven day revocation period, Hasbro hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Dial Released Parties from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities and expenses (including attorneys' fees and costs) of every kind and nature, known or unknown, which Hasbro has against the Dial Released Parties including, but not limited to, all claims arising out of Baum's separation from Hasbro, the Employment Agreement, Dial's offer of employment to Baum and all common law claims including, but not limited to, actions in tort, defamation and breach of contract and any claims under any other federal, state or local statutes or ordinances.

5. Confidentiality. The parties hereto understand and agree that the terms and contents of this Agreement, and the contents of the negotiations and discussions resulting in this Agreement, shall be maintained as confidential, and none of the above shall be disclosed except to the extent required by federal or state law.

6. Amendment. This Agreement shall be binding upon the parties and may not be modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by a duly authorized representative of the parties hereto. This agreement is binding upon and shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors and administrators.

7.  Entire Agreement and Applicable Law.  This
Agreement contains and constitutes the entire understanding and agreement between the parties hereto with respect to the settlement of claims the parties have against each other. This Agreement cancels all previous oral and written negotiations, agreements, commitments, and writings in connection therewith. This Agreement shall be governed by the laws of the State of Rhode Island to the extent not preempted by federal law.

8. Acknowledgments and Assent. Baum acknowledges that he has been given at least twenty-one (21) days to consider this Letter Agreement and that he was advised to consult with an attorney prior to signing this letter and has in fact consulted with counsel of his own choosing prior to executing this Settlement Agreement. Baum may revoke this agreement for a period of seven (7) days after signing this letter, and the agreement shall not be effective or enforceable until the expiration of this seven (7) day revocation period. Baum agrees that he has read this letter and understands the content herein, and freely and voluntarily assents to all of the terms herein.

     IN WITNESS WHEREOF, the parties hereto have executed this Release and Settlement Agreement as of the date set forth above.


HASBRO, INC.

By:  /s/ Harold J. Gordon
     --------------------

Title:  Vice Chairman
        -----------------



THE DIAL CORPORATION

By:  /s/ Christopher J. Littlefield
     ------------------------------

Title:  Senior Vice President & General Counsel
        ---------------------------------------

/s/ Herbert M. Baum
-------------------
Herbert M. Baum